UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Asset Purchase Agreement

On August 9, 2015, BioScrip, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between the Company, BioScrip PBM Services, LLC (the “Seller”) and ProCare Pharmacy Benefit Manager Inc., a privately held pharmacy benefit manager and part of the ProCare Rx companies (the “Buyer”), for the sale of the Company’s PBM Services segment (the “PBM Business”). The sale of the PBM Business (the “Transaction”) pursuant to the Asset Purchase Agreement is in furtherance of the Company’s strategy to divest its non-core businesses and focus its growth initiatives and capital in its Infusion Services segment.

The closing of the Transaction is expected to occur on August 27, 2015 (the “Closing Date”). Pursuant to the Asset Purchase Agreement, the Buyer has agreed to acquire substantially all of the assets used solely in connection with the PBM Business and to assume certain PBM Business liabilities for a total cash purchase price of approximately $25 million (the “Purchase Price”), subject to adjustment based on the total net working capital of the PBM Business as of the Closing Date. At the closing of the Transaction, the Buyer will pay the Purchase Price to the Seller. The Transaction and the other transactions contemplated by the Asset Purchase Agreement are subject to customary closing conditions, including compliance with covenants and receipt of certain contractual consents.

Pursuant to the Asset Purchase Agreement, the Company has guaranteed to the Buyer the payment in full of all amounts of the Sellers’s obligations to indemnify the Buyer under the Asset Purchase Agreement.

The Asset Purchase Agreement contains standard and customary representations, warranties, covenants and indemnification provisions, including indemnification by the Seller with respect to claims related to actions taken or events occurring prior to the Closing Date. The Asset Purchase Agreement may be terminated at any time prior to the Closing Date by mutual agreement of the Seller and Buyer, or by either the Seller or the Buyer if the other party fails to satisfy the applicable closing conditions under the Asset Purchase Agreement by September 30, 2015.

The Asset Purchase Agreement has been included to provide our shareholders with information regarding its terms. It is not intended to provide any other factual information about the Buyer, the PBM Business or the Company. The Asset Purchase Agreement contains representations and warranties that the parties to the Asset Purchase Agreement made to and solely for the benefit of each other. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the Asset Purchase Agreement for a more complete understanding of the Transaction. The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.

Fourth Amendment to Senior Credit Facilities

On August 6, 2015, the Company entered into a fourth amendment (the “Fourth Amendment”) to its credit agreement dated as of July 31, 2013, with SunTrust Bank, Jefferies Finance LLC and Morgan Stanley Senior Funding, Inc., as amended on December 23, 2013, January 31, 2014 and March 1, 2015 (the “Senior Credit Facilities”).  The Fourth Amendment, among other things, provides additional relief with respect to measuring compliance with the maximum first lien net leverage ratio for the fiscal quarters ending September 30, 2015 through and including March 31, 2017 and modifies and extends an alternate leverage test for the fiscal quarters ending September 30, 2015 through and including March 31, 2017. The levels for the maximum first lien net leverage ratio for certain of these quarters were increased by the Fourth Amendment.  The availability of the alternative first lien net leverage ratio is subject to a number of conditions, including a minimum liquidity requirement and a maximum utilization test.

A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment.

Section 2 – Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 10, 2015, the Company announced a plan to implement a new operations financial improvement plan (the “Plan”) as part of an initiative to accelerate long-term growth, reduce costs and increase operating efficiencies. In connection with the Plan, the Company intends to consolidate corporate functions in the Company’s Eden Prairie, Minnesota facility and close the Elmsford, New York office by December 31, 2015. The Company estimates that the Plan will be substantially completed by the end of the fourth quarter of 2015 and expects it will result in approximately 300 job losses.  These targeted reductions are not expected to impact the Company’s ability to provide quality care and service to patients.  The Company expects that it will incur costs related to the Plan.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On August 10, 2015, the Company announced that Chris Luthin, age 51, the Company’s current Senior Vice President of Field Finance, has been appointed as the Company’s Chief Operating Officer, effective immediately. Mr. Luthin succeeds Thomas Pettit, who had served as the Company’s Senior Vice President and Chief Operating Officer until August 7, 2015.

Mr. Luthin joined the Company in June 2015 as Senior Vice President of Field Finance. From May 2012 to November 2014, Mr. Luthin served as Chief Financial Officer and Executive Vice President of Millennium Pharmacy Systems, a long term care pharmacy distribution company. From 1988 to 2010, Mr. Luthin served in various positions with CVSCaremark Rx, most recently serving as Executive Vice President of Operations from 2006 to 2010, responsible for nation-wide operations of their prescription benefit management company. Mr. Luthin holds a bachelor’s degree in accounting from Northern Illinois University and a master’s degree in management from the Kellogg Graduate School of Management at Northwestern University. There is no family relationship between Mr. Luthin and any director or executive officer of the Company.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

On August 10, 2015, the Company issued a press release announcing, among other things, the Transaction and the Plan. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 7.01 and Exhibit 99.1 hereto, as it relates to the Company’s financial results for the quarter ended June 30, 2015, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Forward-Looking Statements - Safe Harbor

This Current Report on Form 8-K includes statements that may constitute “forward-looking statements” conveying management’s expectations as to the future based on current plans, estimates and projections, including statements regarding the Plan. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “potential,” “continue” or comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and, because such statements inherently involve risks and uncertainties, actual results may differ materially from those in the forward-looking statements as a result of various factors. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Important factors that could cause or contribute to such differences include but are not limited to risks associated with the Transaction and the Plan, as well as the other risks described above and in the Company’s periodic filings with the SEC. The Company does not undertake any duty to update these forward-looking statements after the date hereof even though the Company’s situation may change in the future, except as required by law. All of the forward-looking statements herein are qualified by these cautionary statements.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: August 10, 2015	/s/ Jeffrey M. Kreger
	By:	Jeffrey M. Kreger
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated August 9, 2015, by and among the Company, BioScrip PBM Services, LLC and ProCare Pharmacy Benefit Manager Inc.

10.1	Fourth Amendment to the Senior Credit Facilities, dated as of August 6, 2015.

99.1	Press Release issued by the Company, dated August 10, 2015.